Exhibit 99.1

Ocwen Financial Corporation®

FOR IMMEDIATE RELEASE

OCWEN FINANCIAL ANNOUNCES OPERATING RESULTS

FOR FOURTH QUARTER AND FULL YEAR 2016

•	Recorded Q4 Net Loss of $(10.4) million

•	Generated $475 million of Cash Flows from Operating Activities in 2016

•	Completed settlement that lifts California’s restrictions on acquiring new Mortgage Servicing Rights (“MSRs”)

•	Assisted almost 75,000 homeowners through loan modification programs in 2016, including over 42,000 HAMP modifications, the most in the industry

•	Automotive Capital Services grew outstanding receivables 14x in 2016

West Palm Beach, FL – (February 22, 2017) Ocwen Financial Corporation, (NYSE:OCN) (“Ocwen” or the “Company”), a leading financial services holding company, today reported a net loss of $(10.4) million, or $(0.08) per share, for the three months ended December 31, 2016 compared to a net loss of $(224.3) million, or $(1.79) per share, for the three months ended December 31, 2015. Ocwen generated revenue of $323.9 million, down 10.6% compared to the fourth quarter of the prior year, primarily driven by the impact of portfolio run-off. Cash Flows from Operating Activities were $124.2 million for the three months ended December 31, 2016, compared to $(192.4) million during the same period last year.

The full year net loss for 2016 was $(199.4) million, or $(1.61) per share, as compared to a loss of $(246.7) million, or $(1.97) per share for 2015. Revenue for 2016 was $1.4 billion, a decline of $354 million, or 20.3%. The Company generated $475 million of Cash Flows from Operating Activities in 2016 and ended the year with $257 million of cash. At December 31, 2016, the Company had not yet paid various potential legal and regulatory settlement amounts expensed in 2016 totaling approximately $68 million.

“We are pleased with the progress the Company made in the second half of the year. Not only did we deliver significantly improved financial performance versus the first half of the year, we continued our industry leadership in helping struggling families remain in their homes through responsible loan modifications. We also refinanced our corporate debt, improved our cost structure and raised our servicer ratings and rankings. In addition, we continued to make progress towards resolving our major legacy legal and regulatory issues; but more progress is needed for us to complete our stabilization process,” commented Ron Faris, President and CEO of Ocwen.

Fourth Quarter and Full Year 2016 Results

Pre-tax loss for the fourth quarter of 2016 was $(10.2) million. Pre-tax results for the quarter were impacted by a number of significant items including but not limited to: $31.6 million of benefit from fair value changes related to GNMA and GSE MSRs (excluding runoff), $(16.3) million of corporate debt refinance-related expenses, $(12.5) million in potential regulatory settlement-related reserves, $(8.5) million of regulatory monitor costs and $0.6 million of other items. Excluding these significant items, the Company had an adjusted pre-tax loss of $(5.1) million.

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The Servicing segment recorded $43.3 million of pre-tax income, inclusive of the MSR fair value changes, which was favorable compared to the prior quarter by $10.1 million. For the full year 2016, the Servicing business recorded a $(6.5) million pre-tax loss, a decrease of only $22.4 million over 2015 as the business was successful in offsetting most of the impact of lower revenue from UPB run-off and $(75.4) million lower agency MSR sales-related gains versus 2015 by improving its cost structure in 2016 and successfully executing on the streamline HAMP modification program.

The Lending segment incurred a $(3.1) million pre-tax loss for the fourth quarter of 2016, $(6.7) million unfavorable to the prior quarter, driven by a 10% decline in volumes and lower margins. For the full year 2016, the Lending business earned $10 million of pre-tax income, a decrease of $24 million versus 2015 driven by lower margins due to significantly lower HARP opportunities and increased expenses from investments in the business.

The Automotive Capital Services business continued to grow, increasing inventory finance gross receivables outstanding by $12 million or 45% over the third quarter of 2016. Overall, the business increased the receivables outstanding at year-end by $37 million or 14x in 2016. As of February 17, 2017, the business is operating in 35 markets with 68 active auto dealerships and has approved credit facilities of $91 million with these dealerships.

Additional Business Highlights

•	On February 17, 2017, Ocwen entered into a settlement agreement with the California Department of Business Oversight that, among other things, terminated the engagement of their independent auditor and removed restrictions on our ability to acquire new MSRs.
•	In 2016, Ocwen completed 74,920 loan modifications with HAMP modifications accounting for 56.1% of the total.
•	Delinquencies decreased from 11.4% at September 30, 2016 to 11.2% at December 31, 2016, primarily driven by ongoing consumer assistance efforts.
•	The constant pre-payment rate (“CPR”) marginally increased from 15.0% in the third quarter of 2016 to 15.1% in the fourth quarter of 2016. In the fourth quarter of 2016, prime CPR was 19.9%, and non-prime CPR was 12.1%.
•	For the full year 2016, Ocwen originated forward and reverse mortgage loans with UPB of $4.2 billion and $825.5 million, respectively.
•	Our reverse mortgage portfolio ended the year with an estimated $101.1 million in undiscounted future gains from anticipated future draws by borrowers on existing loans. Future draws on existing loans are estimated based on historical experience and industry benchmarks. We do not incur any substantive underwriting, marketing or compensation costs in connection with future draws, although we must maintain sufficient capital resources and available borrowing capacity to ensure that we are able to fund them. Neither the anticipated future gains nor future funding liability are included in the Company’s financial statements.
•	Our CFPB consumer complaint levels continued to improve, declining by 34% for the three month period from August to October of 2016 as compared to the same three month period in 2015.
•	We launched a targeted California consumer assistance campaign with NeighborWorks® Sacramento to help our customers in California who are struggling with their mortgage debt.
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Webcast and Conference Call

Ocwen will host a webcast and conference call on Wednesday, February 22, 2017, at 5 p.m., Eastern Time, to discuss its financial results for the fourth quarter of 2016. The conference call will be webcast live over the internet from the Company’s website at www.Ocwen.com. To access the call, click on the “Shareholder Relations” section. A replay of the conference call will be available via the website approximately two hours after the conclusion of the call and will remain available for approximately 30 days.

About Ocwen Financial Corporation

Ocwen Financial Corporation is a financial services holding company which, through its subsidiaries, originates and services loans. We are headquartered in West Palm Beach, Florida, with offices throughout the United States and in the U.S. Virgin Islands as well as in India and the Philippines. We have been serving our customers since 1988. We may post information that is important to investors on our website (www.Ocwen.com).

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by a reference to a future period or by use of forward-looking terminology.

Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Our business has been undergoing substantial change which has magnified such uncertainties. Readers should bear these factors in mind when considering such statements and should not place undue reliance on such statements.

Forward-looking statements involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially. In the past, actual results have differed from those suggested by forward looking statements and this may happen again.

Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the following: our servicer and credit ratings as well as other actions from various rating agencies, including the impact of downgrades of our servicer and credit ratings; adverse effects on our business as a result of regulatory investigations or settlements; reactions to the announcement of such investigations or settlements by key counterparties; increased regulatory scrutiny and media attention; claims, litigation and investigations brought by government agencies and private parties regarding our servicing, foreclosure, modification and other practices, including uncertainty related to the past, present or future investigations and settlements with state regulators, the CFPB, State Attorneys General, the SEC, Department of Justice or HUD and actions brought on under the False Claims Act by private parties on behalf of the United States of America regarding incentive and other payments made by government entities; any adverse developments in existing legal proceedings or the initiation of new legal proceedings; our ability to effectively manage our regulatory and contractual compliance obligations; our ability to contain and reduce our operating costs, including our ability to successfully execute on our cost improvement initiative; the adequacy of our financial resources, including our sources of liquidity and ability to sell, fund and recover advances, repay borrowings and comply with debt covenants contained in them; volatility in our stock price; the characteristics of our servicing portfolio, including prepayment speeds along with delinquency and advance rates; our ability to successfully modify delinquent loans, manage foreclosures and sell foreclosed properties; uncertainty related to legislation, regulations, regulatory agency actions, government programs and policies, industry initiatives and evolving best servicing practices; as well as other risks detailed in Ocwen’s reports and filings with the Securities and Exchange Commission (SEC), including its annual report on Form 10-K for the year ended December 31, 2016. Anyone wishing to understand Ocwen’s business should review its SEC filings. Ocwen’s forward-looking statements speak only as of the date they are made and, we disclaim any obligation to update or revise forward-looking statements whether as a result of new information, future events or otherwise.

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Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures, such as our reference to adjusted pre-tax loss. We believe these non-GAAP financial measures provide a useful supplement to discussions and analysis of our financial condition. We believe these non-GAAP financial measures provide an alternative way to view certain aspects of our business that is instructive. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, Ocwen's reported results under accounting principles generally accepted in the United States. Other companies may use non-GAAP financial measures with the same or similar titles that are calculated differently to our non-GAAP financial measures. As a result, comparability may be limited. Further information may be found on Ocwen's website.

FOR FURTHER INFORMATION CONTACT:

Investors:	Media:
Stephen Swett	John Lovallo	Dan Rene
T: (203) 614-0141	T: (917) 612-8419	T: (202) 973-1325
E: shareholderrelations@ocwen.com	E: jlovallo@levick.com	E: drene@levick.com

Residential Servicing Statistics (Unaudited)

(Dollars in thousands)

	At or for the Three Months Ended
	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015
Total unpaid principal balance of loans and REO serviced	$209,092,130	$216,892,002	$229,276,001	$237,081,036	$250,966,112

Non-performing loans and REO serviced as a % of total UPB (1)	11.2%	11.4%	11.9%	13.0%	13.7%

Prepayment speed (average CPR) (2), (3)	15.1%	15.0%	14.2%	12.7%	13.3%

(1)	Performing loans include those loans that are less than 90 days past due and those loans for which borrowers are making scheduled payments under loan modification, forbearance or bankruptcy plans. We consider all other loans to be non-performing.
(2)	Average CPR for the prior three months. CPR measures prepayments as a percentage of the current outstanding loan balance expressed as a compound annual rate.
(3)	Average CPR for the three months ended December 31, 2016 includes 19.9% for prime loans and 12.1% for non-prime loans.

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Segment Results (Unaudited) (Dollars in thousands)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2016	2015	2016	2015
Servicing
Revenue	$295,432	$344,268	$1,247,159	$1,613,537
Expenses	178,728	281,108	920,434	1,221,879
Other expense, net	(73,403)	(125,785)	(333,218)	(375,782)
Income (loss) before income taxes	43,301	(62,625)	(6,493)	15,876

Lending
Revenue	23,108	18,003	112,363	124,724
Expenses	26,251	24,202	104,342	97,692
Other income, net	9	1,090	1,967	6,933
Income (loss) before income taxes	(3,134)	(5,109)	9,988	33,965

Corporate Items and Other
Revenue	5,369	186	27,646	2,895
Expenses	32,927	54,538	198,483	158,671
Other expense, net	(22,811)	(7,186)	(39,019)	(23,926)
Loss before income taxes	(50,369)	(61,538)	(209,856)	(179,702)

Corporate Eliminations
Revenue	(5)	—	(5)	(58)
Expenses	(5)	—	(5)	(58)
Other income (expense), net	—	—	—	—
Income (loss) before income taxes	—	—	—	—

Consolidated loss before income taxes	$(10,202)	$(129,272)	$(206,361)	$(129,861)
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OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS (Dollars in thousands, except per share data) (UNAUDITED)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2016	2015	2016	2015
Revenue
Servicing and subservicing fees	$279,627	$328,256	$1,186,620	$1,531,797
Gain on loans held for sale, net	21,317	18,035	90,391	134,969
Other revenues	22,960	16,166	110,152	74,332
Total revenue	323,904	362,457	1,387,163	1,741,098

Expenses
Compensation and benefits	93,727	101,456	381,340	415,055
Amortization of mortgage servicing rights	14,383	11,006	32,978	99,194
Servicing and origination	30,571	88,655	279,801	344,560
Technology and communications	24,814	36,965	110,333	154,758
Professional services	47,791	84,665	305,586	276,393
Occupancy and equipment	17,978	27,334	80,191	112,864
Other	8,637	9,767	33,025	75,360
Total expenses	237,901	359,848	1,223,254	1,478,184

Other income (expense)
Interest income	4,595	2,014	19,083	18,320
Interest expense	(104,500)	(119,767)	(412,583)	(482,373)
Gain on sale of mortgage servicing rights, net	803	(14,037)	8,492	83,921
Other, net	2,897	(91)	14,738	(12,643)
Total other expense, net	(96,205)	(131,881)	(370,270)	(392,775)

Loss before income taxes	(10,202)	(129,272)	(206,361)	(129,861)
Income tax expense (benefit)	228	94,985	(6,986)	116,851
Net loss	(10,430)	(224,257)	(199,375)	(246,712)
Net income (loss) attributable to non-controlling interests	(14)	16	(387)	(305)
Net loss attributable to Ocwen stockholders	(10,444)	(224,241)	(199,762)	(247,017)
Preferred stock dividends	—	—	—	—
Deemed dividends related to beneficial conversion feature of preferred stock	—	—	—	—
Net loss attributable to Ocwen common stockholders	$(10,444)	$(224,241)	$(199,762)	$(247,017)

Loss per share attributable to Ocwen common stockholders
Basic	$(0.08)	$(1.79)	$(1.61)	$(1.97)
Diluted	$(0.08)	$(1.79)	$(1.61)	$(1.97)

Weighted average common shares outstanding
Basic	123,988,784	125,295,594	123,990,700	125,315,899
Diluted	123,988,784	125,295,594	123,990,700	125,315,899
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OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (Dollars in thousands, except share data) (UNAUDITED)

	December 31, 2016	December 31, 2015
Assets
Cash	$256,549	$257,272
Mortgage servicing rights ($679,256 and $761,190 carried at fair value)	1,042,978	1,138,569
Advances, net	257,882	444,298
Match funded advances (related to variable interest entities (VIEs))	1,451,964	1,706,768
Loans held for sale ($284,632 and $309,054 carried at fair value)	314,006	414,046
Loans held for investment - Reverse mortgages, at fair value	3,565,716	2,488,253
Receivables, net	265,720	286,981
Deferred tax assets, net	2,732	—
Premises and equipment, net	62,744	57,626
Other assets ($20,007 and $14,352 carried at fair value)(amounts related to VIEs of $43,331 and $59,278)	435,372	586,495
Total assets	$7,655,663	$7,380,308

Liabilities and Equity
Liabilities
Match funded liabilities (related to VIEs)	$1,280,997	$1,584,049
Financing liabilities ($3,911,488 and $2,933,066 carried at fair value)	4,012,812	3,089,255
Other secured borrowings, net	678,543	762,411
Senior notes, net	346,789	345,511
Other liabilities ($1,550 and $0 carried at fair value)	681,239	744,444
Total liabilities	7,000,380	6,525,670

Equity
Ocwen Financial Corporation (Ocwen) stockholders’ equity
Common stock, $.01 par value; 200,000,000 shares authorized; 123,988,160 and 124,774,516 shares issued and outstanding at December 31, 2016 and 2015, respectively	1,240	1,248
Additional paid-in capital	527,001	526,148
Retained earnings	126,167	325,929
Accumulated other comprehensive loss, net of income taxes	(1,450)	(1,763)
Total Ocwen stockholders’ equity	652,958	851,562
Non-controlling interest in subsidiaries	2,325	3,076
Total equity	655,283	854,638
Total liabilities and equity	$7,655,663	$7,380,308
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OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (Dollars in thousands) (UNAUDITED)

	For the Years Ended December 31,
	2016	2015
Cash flows from operating activities
Net loss	$(199,375)	$(246,712)
Adjustments to reconcile net loss to net cash provided by operating activities:
Amortization of mortgage servicing rights	32,978	99,194
Loss on valuation of mortgage servicing rights, at fair value	80,238	98,173
Impairment of mortgage servicing rights	10,813	17,341
Gain on sale of mortgage servicing rights, net	(8,492)	(83,921)
Realized and unrealized losses on derivative financial instruments	1,724	8,419
Provision for bad debts	81,079	101,226
Depreciation	25,338	19,159
Amortization of debt discount	4,177	2,680
Amortization of debt issuance costs	25,662	22,664
Provision for valuation allowance on deferred tax assets	15,639	97,069
(Increase) decrease in deferred tax assets other than provision for valuation allowance	(11,119)	(28,136)
Equity-based compensation expense	5,181	7,291
Net gain on valuation of mortgage loans held for investment and HMBS-related borrowings	(26,016)	(7,661)
Gain on loans held for sale, net	(65,649)	(103,112)
Origination and purchase of loans held for sale	(6,090,432)	(5,000,681)
Proceeds from sale and collections of loans held for sale	5,969,812	5,125,203
Changes in assets and liabilities:
Decrease in advances and match funded advances	452,435	531,313
Decrease (increase) in receivables and other assets, net	181,835	46,463
Decrease in other liabilities	(7,147)	(109,511)
Other, net	(4,020)	(14,882)
Net cash provided by operating activities	474,661	581,579

Cash flows from investing activities
Origination of loans held for investment - reverse mortgages	(1,098,758)	(1,008,065)
Principal payments received on loans held for investment - reverse mortgages	243,596	151,107
Purchase of mortgage servicing rights	(17,356)	(12,355)
Proceeds from sale of mortgage servicing rights	47,044	686,838
Proceeds from sale of advances and match funded advances	103,017	486,311
Issuance of automotive dealer financing notes	(100,722)	—
Collections of automotive dealer financing notes	65,688	—
Additions to premises and equipment	(33,518)	(37,487)
Other	(610)	14,021
Net cash provided by (used in) investing activities	(791,619)	280,370

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OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS — (continued) (Dollars in thousands) (UNAUDITED)

	For the Years Ended December 31,
	2016	2015
Cash flows from financing activities
Repayment of match funded liabilities, net	(303,052)	(506,198)
Proceeds from mortgage loan warehouse facilities and other secured borrowings	9,242,671	7,170,831
Repayments of mortgage loan warehouse facilities and other secured borrowings	(9,693,108)	(8,402,758)
Payment of debt issuance costs	(11,136)	(23,480)
Proceeds from sale of reverse mortgages (HECM loans) accounted for as a financing (HMBS-related borrowings)	1,086,795	1,024,361
Repurchase of common stock	(5,890)	(4,142)
Other	(45)	7,236
Net cash provided by (used in) financing activities	316,235	(734,150)

Net increase (decrease) in cash	(723)	127,799
Cash at beginning of year	257,272	129,473
Cash at end of year	$256,549	$257,272
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